UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  June 27, 2022
Kalera Public Limited Company
(Exact name of registrant as specified in its charter)

Republic of Ireland	001-41439	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kalera Public Limited Company
10 Earlsfort Terrace
Dublin 2, D02 T380, Ireland
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:  + 353 01 920 1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value	KAL	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	KALWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On June 28, 2022 (the “Closing Date”), Kalera SA (f/k/a Kalera AS), a société anonyme existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 15, boulevard Franklin D. Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B256011 incorporated pursuant to a deed on 11 June 2021 (together with its successors, “Kalera”), consummated a previously announced business combination (“the Business Combination”) pursuant to that certain Business Combination Agreement, dated January 30, 2022 (the “Business Combination Agreement), by and among (i) Agrico Acquisition Corp., a Cayman Islands exempted company (together with its successors, “Agrico”), (ii) Figgreen Limited, a private limited company incorporated in Ireland with registered number 606356, reregistered as an Irish public limited company and renamed “Kalera Public Limited Company,” in connection with the Business Combination (“Pubco”), (iii) Kalera Cayman Merger Sub, a Cayman Islands exempted company (“Cayman Merger Sub”), (iv) Kalera Luxembourg Merger Sub SARL, a limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 15, boulevard Franklin D. Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B267475 incorporated pursuant to a deed on 29 April 2022 (“Lux Merger Sub” and, together with Cayman Merger Sub, the “Merger Subs”) and (v) Kalera AS, a Norwegian private limited liability company.
The Merger Subs were formed solely as vehicles for consummating the Business Combination, and the Merger Subs were direct wholly owned subsidiaries of Pubco. As of the Closing Date, the Merger Subs ceased to have a separate legal existence and Kalera became a wholly owned subsidiary of Pubco. As soon as reasonably practicable after the Closing Date, Agrico will elect to be treated as a “disregarded entity” for U.S. federal income tax purposes, and its process of liquidation will start. Pursuant to the Business Combination Agreement:
a.On June 27, 2022, Cayman Merger Sub merged with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco (the “First Merger”). Agrico issued Agrico Class A ordinary shares to Pubco (the “Agrico Share Issuance”), and, in each case as consideration for the First Merger and the Agrico Share Issuance:
i.Agrico shareholders received shares in the capital of Pubco, and
ii.the holders of Agrico Warrants (as defined below) had their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco.
b.On June 28, 2022, by way of a capital reduction (the “Kalera Capital Reduction”) pursuant to the Luxembourg Companies Act, and in each case as consideration for the ordinary shares of Kalera and the Kalera options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger:
i.Kalera shareholders (except Pubco) received shares in the capital of Pubco,
ii.The holders of in-the-money Kalera options received options in the capital of Pubco (the “Pubco Options”), and
iii.Kalera options that were out-of-the money were cancelled.
c.Immediately following the Kalera Capital Reduction, on June 28, 2022, Lux Merger Sub merged with and into Kalera, with Kalera as the surviving entity of the second merger (the “Second Merger”). Kalera issued shares to Pubco (the “Kalera Share Issuance”).
Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to Pubco. All references herein to the “Board” refer to the board of directors of Pubco. All references herein to the “Closing” refer to the closing of the transactions contemplated by the Business Combination Agreement (the “Transactions” or the “Business Combination”), including the First Merger and the Second Merger. “Agrico Warrants” means warrants entitling the holder thereof to purchase one Agrico ordinary share at a price of $11.50 per share, including certain warrants purchased by DJCAAC LLC and Maxim Group LLC in a private placement at the time of the Agrico IPO for a purchase price of $1.00 per warrant, each of which is exercisable for one ordinary share.
Item 1.01 Entry into a Material Definitive Agreement
Indemnification Agreements
In connection with the Transactions, on the date of the Second Merger, the Company and Kalera, Inc. (together, the “Indemnitors”) and all the directors and officers of the Company (each, an “Indemnitee”) entered into certain indemnification agreements (the “Indemnification Agreements”). Pursuant to the Indemnification Agreements, the Indemnitors will indemnify and advance expenses on behalf of each Indemnitee, as permitted by applicable law. Subject to certain exclusions, an Indemnitee is entitled to indemnification under the Indemnification Agreements in three circumstances: (1) if Indemnitee is, or is threatened to be made, a party to or witness or other participant in any Proceeding relating in whole or in part to an Indemnifiable Event (each, as defined in the Indemnification Agreements); (2) if Indemnitee is, or is threatened to be made, a party to or a witness or other participant in any Proceeding by or in the right of the Indemnitors to procure a judgment in its favor; and (3) in circumstances where indemnification is not available under (1) or (2) but Indemnitee is a party to, and is successful (on the merits or otherwise) in defense of, any Proceeding or claim, issue or matter therein. The Indemnification Agreements are valid until the later of (a) five years after the date that Indemnitee shall have ceased to serve as a director or officer of the Indemnitors or (b) one year after the final termination of any Proceeding. The Indemnification Agreements are governed by the laws of Ireland. The above description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.14 to 10.29 hereto and incorporated herein by reference.
Warrant Agreement and Assignment and Assumption Agreement
At Closing, Agrico and Computershare Inc., and its affiliate, Computershare Trust Company, N.A., (the “Warrant Agent”) entered into an amended and restated warrant agreement (the “Amended Warrant Agreement”) and Pubco, Agrico and the Warrant Agent entered into an assignment and assumption agreement (the “Assignment and Assumption Agreement”) pursuant to which (i) Pubco became a party to the Amended Warrant Agreement and assumed all of the liabilities, duties, and obligations of Agrico under and in respect of the Amended Warrant Agreement; (ii) all references to Agrico warrants were revised to become references to Pubco Warrants; and (iii) the outstanding warrants were adjusted such that the warrants are now exercisable for Pubco Ordinary Shares, in lieu of the Agrico ordinary shares previously issuable and receivable upon the exercise of rights under the existing warrant agreement, as amended from time to time. The above description of the Amended Warrant Agreement and the Assignment and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, a copy of which is attached as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and incorporated herein by reference.
Contingent Value Right Agreement
At Closing, Pubco entered into a contingent value rights agreement (the “CVR Agreement”), pursuant to which certain Kalera security holders shall be entitled to receive certain contingent value rights (“CVRs”) as additional consideration for the Second Merger and the Company Capital Reduction. Under the CVR Agreement, each CVR represents a contingent right to receive up to two payments in the form of additional Pubco Ordinary Shares, issuable upon the achievement of certain milestones during the two-year period following the Closing. The first milestone event is achieved if the Pubco Ordinary Shares trade at or over a market price of $12.50 for 20 trading days within a 30 trading-day period, based on volume-weighted average trading prices. The second milestone event is achieved if the Pubco Ordinary Shares trade at or over a market price of $15.00 for 20 trading days within a 30 trading-day period, based on volume-weighted average trading prices. The amount of shares issuable to each CVR holder for the achievement of each milestone is, in each case, a pro rata portion of an amount of Pubco Ordinary Shares equivalent to approximately 5% of the amount of Kalera shares outstanding as of immediately following the Kalera Capital Reduction on a fully diluted basis (including all Pubco Ordinary Shares issuable upon exercise of the Pubco Warrants and Pubco Options). The CVRs are non-transferable. In the case of CVRs granted to holders of in-

the-money Kalera options, the CVRs held by such holders are subject to vesting terms with time-vesting schedules that match the terms of the underlying Kalera options. The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 4.3 hereto and incorporated herein by reference.
Registration Rights Agreements
Registration Rights Agreement with Maxim
Pubco entered into a registration rights agreement with Maxim Partners LLC (“Maxim”). Pursuant to this agreement, Pubco has agreed to, within 30 days of the Closing Date, register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain Pubco Ordinary Shares that are held by the parties thereto from time to time. This registration rights agreement also provides for certain demand rights and “piggy-back” registration rights in favor of the security holders, subject to customary underwriter cutbacks. Pubco has agreed to pay certain fees and expenses relating to registrations pursuant to this registration rights agreement. The above description of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 4.4 hereto and incorporated herein by reference.
Registration Rights Agreement with Agrico’s sponsor and certain Kalera shareholders
At Closing, Pubco entered into an amended and restated registration rights agreement with certain of its shareholders, including Agrico’s sponsor, certain Kalera shareholders and certain other shareholders. The shareholders party thereto are entitled, under certain circumstances, to make up to four demands, excluding short form demands, that the Company register their securities under the Securities Act. In addition, the holders have certain “piggy-back” registration rights with respect to certain registrations of securities that Pubco undertakes. The registration of these securities will permit the public resale of such securities. Pubco intends to file and maintain an effective registration statement under the Securities Act covering such securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The above description of the amended and restated registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 4.5 hereto and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
As previously reported, on June 27, 2022, Agrico held an extraordinary general meeting of shareholders (the “Agrico Special Meeting”) at which Agrico shareholders considered and adopted, among other matters, the proposed Business Combination Agreement. On June 28, 2022, the parties to the Business Combination Agreement consummated the Transactions.
Holders of 14,347,974 Class A ordinary shares of Agrico exercised their right to redeem such shares for cash at a price of approximately $10.21453816 per share for aggregate payments of approximately $146.6 million. At the Closing:
•An aggregate of 170,776 Agrico Class A Shares were exchanged for an equivalent number of Pubco Ordinary Shares;
•An aggregate of 1,796,875 Agrico Class B Shares were converted into Agrico A shares on a one-for-one basis and were further exchanged for an equivalent number of Pubco Ordinary Shares;
•An aggregate of 7,250,000 warrants issued by Agrico in a private placement at the time of Agrico’s initial public offering were exchanged for an equivalent number of public warrants of Agrico (the “Converted Agrico Warrants”);
•An aggregate of 7,187,500 warrants issued by Agrico in connection with its initial public offering and the Converted Agrico Warrants were exchanged for an equivalent number of warrants of Pubco (the “Pubco Public Warrants”);

•An aggregate of 105,719,212 Kalera Ordinary Shares were exchanged for 19,135,177 Pubco Ordinary Shares;
•An aggregate of 4,000,000 in-the-money Kalera options were exchanged for 364,000 Pubco Options; and
•An aggregate of 275,000 Pubco Ordinary Shares were issued to Maxim Partners LLC.
Following the Closing, 21,377,828 Ordinary Shares and 14,437,500 Pubco Public Warrants were listed on The Nasdaq Capital Market under the symbols KAL and KALWW, respectively.
The material conditions of the Business Combination Agreement are described in the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Registration Statement on Form S-4 (File No. 333-264422), filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2022, in the sections titled “The Business Combination Proposal” and “The Business Combination Agreement” beginning on pages 144 and 168, of the Proxy Statement/Prospectus, respectively, and is incorporated herein by reference.

FORM 10 INFORMATION
Cautionary Note Regarding Forward-Looking Statements
Pubco believes that some of the information in this Current Report on Form 8-K constitutes forward-looking statements for the purposes of federal securities laws. You can identify these statements by forward-looking words such as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “possible,” “potential,” “anticipate,” “contemplate,” “believe,” “estimate,” “plan,” “predict,” “project,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:
•discuss future expectations;
•contain projections of future results of operations or financial condition; or
•state other “forward-looking” information.
Forward-looking statements in this Current Report on Form 8-K may include, for example, statements about:
•the expected benefits of the Business Combination;
•Pubco’s financial and business performance following the Business Combination, including financial projections and business metrics;
•changes in Pubco’s strategy, future operations, financial position, estimated revenues and losses,
•projected costs, prospects and plans;
•the implementation, market acceptance and success of Pubco’s business models;
•Pubco’s ability to scale its manufacturing capability in a cost-effective manner;
•developments and projections relating to Pubco’s competitors and industry;
•the impact of health epidemics, including the COVID-19 pandemic, on Pubco’s business and the actions Pubco may take in response thereto;
•Pubco’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•expectations regarding the time during which Pubco will be an emerging growth company under the JOBS Act;
•Pubco’s future capital requirements and sources and uses of cash;
•Pubco’s ability to obtain funding for its operations;
•Pubco’s business, expansion plans and opportunities; and
•the outcome of any known and unknown litigation and regulatory proceedings.
Pubco believes it is important to communicate its expectations to its security holders. However, there may be events in the future that Pubco is not able to predict accurately or over which it has no control. The risk factors and cautionary language discussed in the Proxy Statement/Prospectus, including in the section titled “Risk Factors” beginning on page 83 of the Proxy Statement/Prospectus, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Pubco in such forward-looking statements, including among other things:
•Pubco’s ability to satisfy the listing criteria of the Nasdaq and to maintain the listing of its securities on the Nasdaq following the Business Combination;

•changes adversely affecting the vertical farming industry and the development of existing or new technologies;
•the effect of the COVID-19 pandemic on Kalera’s business;
•the ability of Agrico, Kalera and/or Pubco to obtain financing to address their respective liquidity, operating or capital expenditure needs or other financing objectives on favorable terms, if at all;
•the potential restrictive terms, dilutive impact or other material adverse effects of the terms of any financing arrangements entered into by Agrico, Kalera and/or Pubco;
•the outcome of any legal proceedings that may be instituted against Agrico, Kalera or Pubco following the announcement of the proposed Business Combination and transactions contemplated thereby;
•the ability of the parties to recognize the benefits of the Business Combination;
•lack of useful financial information for an accurate estimate of future capital expenditures;
•possibility of continuing to incur losses for the foreseeable future;
•potential delay in the completion of new facilities;
•the competitiveness of the agriculture industry;
•the difficulty of controlling customer perception of Kalera’s brand;
•the limits that are imposed on Kalera by the amount of facilities in operation at a given time;
•distribution agreements with third parties;
•consolidation of customers or suppliers;
•consumer preferences and spending habits;
•the volatility of energy costs.
•changes in applicable laws or regulations, including environmental and export control laws;
•the ability to retain key employees;
•Kalera’s business strategy and plans;
•Kalera’s ability to target and retain customers and suppliers;
•the failure to build Kalera’s finance infrastructure and improve its accounting systems and controls;
•whether and when Kalera might pay dividends; and
•the ability of Kalera to source its materials from an ethically and sustainably sourced supply chain.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.
All forward-looking statements included herein attributable to Pubco or any person acting on Pubco’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Pubco undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

Business and Properties
Reference is made to the disclosure contained in the Proxy Statement / Prospectus in the sections titled “Industry Overview” beginning on page 203 and “Information about Kalera” beginning on page 205, each of which is incorporated herein by reference.
Risk Factors
Reference is made to the disclosure contained in the Proxy Statement / Prospectus in the section titled “Risk Factors” beginning on page 83, which is incorporated herein by reference.
Selected Historical Information
Kalera’s selected historical consolidated statements of operations and cash flows information for the three months ended March 31, 2022 and 2021, and its selected historical consolidated balance sheet information as of March 31, 2022 and 2021 are derived from Kalera’s unaudited financial statements included elsewhere in this Current Report on Form 8-K. The financial statements of Kalera are stated in U.S. dollars ($).
The selected historical consolidated information in this section should be read in conjunction with Kalera’s financial statements and related notes and “Kalera’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this Current Report on Form 8-K are not indicative of the future performance of Kalera following the Business Combination.

	For the three months ended March 31,
	2022	2021
(in thousands, except per share information)	(unaudited)	(unaudited)
Statement of Operations Information:
Total operating expenses	$17,961	$6,391
Net loss	$16,318	$5,897
Net loss per share attributable to shareholders, basic and diluted	$0.08	$0.04
Statement of Cash Flows Information:
Net cash used in operating activities	$14,192	$1,937
Net cash used in investing activities	$14,636	$29,647
Net cash provided by financing activities	$18,080	$29,158

	As of March 31,
	2022	2021
(in thousands)	(unaudited)	(unaudited)
Balance Sheet Information:
Total assets	$349,225	$233,841
Total liabilities	$99,038	$56,447
Kalera’s selected historical consolidated statements of operations and cash flows information for the years ended December 31, 2021 and 2020, and its selected historical consolidated balance sheet information as of December 31, 2021 and 2020 are included in the Proxy Statement/Prospectus in the section titled “Selected Historical Financial Information” in the subsection titled “Kalera” beginning on page 45 of the Proxy Statement/Prospectus, and are incorporated herein by reference.
Kalera GmbH’s (formerly &ever GmbH) selected historical consolidated statements of operations and cash flows information for the nine months ended September 30, 2021 and 2020 and years ended December 31, 2020 and 2019, respectively, and its selected historical consolidated balance sheet information as of September 30, 2021 and

December 31, 2020 are included in the Proxy Statement/Prospectus in the section titled “Selected Historical Financial Information” in the subsection titled “Kalera GmbH (formerly &ever GmbH)” beginning on page 45 of the Proxy Statement/Prospectus, and are incorporated herein by reference.
Agrico’s selected historical consolidated statements of operations and cash flows information for the years ended December 31, 2021 and 2020, and its selected historical consolidated balance sheet information as December 31, 2021 and 2020 are included in the Proxy Statement/Prospectus in the section titled “Selected Historical Financial Information” in the subsection titled “Agrico” beginning on page 43 of the Proxy Statement/Prospectus, and are incorporated herein by reference.
Unaudited Pro Forma Condensed Combined Financial Information
The information in Item 9.01(b) to this Current Report on Form 8-K is incorporated herein by reference.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following “Kalera’s Management’s Discussion and Analysis of Financial Condition and Results of Operation” should be read in conjunction with the “Information about Kalera” and “Selected Historical Financial Information” sections and the consolidated financial statements of Kalera SA (f/k/a Kalera AS) which are included elsewhere in this current report on Form 8-K. The financial information contained herein is taken or derived from such consolidated financial statements, unless otherwise indicated. The following discussion and analysis set forth below contains forward-looking statements. Kalera’s actual results could differ materially from those that are discussed in these forward-looking statements as a result of many factors. The factors that could cause or contribute to such differences include those discussed below and elsewhere in this current report on Form 8-K, particularly under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”. Amounts presented in “Kalera’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” are presented in thousands of U.S. dollars, except per share, percentage and ratio figures.
Overview
We are a hydroponics company combining plant science, clean room technology, and big data analytics. We grow clean, high quality, nutrient rich greens in a cost efficient and sustainable way near the point of consumption.
We produce, sell, and distribute a diverse portfolio of leafy green vegetables, microgreens and herbs under the global Kalera brand. We sell our products to foodservice companies, resorts, hospitality, cruise lines, airlines, grocery chains and restaurant chains. The product is beneficial for customers, retailers, foodservices and chefs, as it is healthy and fresh. It has a longer shelf life than conventional farmed produce, has consistent quality, and is available at an affordable price.
We utilize unique growing methods that combine optimized nutrients and light recipes, clean room standards and precise environmental controls to produce our safe, nutrient rich, clean, pesticide free, non-GMO products with consistent high quality throughout the entire year.
Because of our controlled environment, and vertical growing methodology, we are able to produce 300 times more volumes per square feet than conventional farming. In addition, we produce our leafy greens all year round, regardless of outdoor growing seasons.
With indoor facilities situated right where the demand is, we are able to supply an abundance of product locally, eliminating the need to travel long distances when shipping perishable products and ensuring the highest quality and freshness.
Our Assets and Operations
We have announced nine large-scale indoor hydroponic facilities in the US, including our Orlando, Atlanta, Houston and Denver facilities which commenced operations in 2020, 2021 and 2022, respectively. Internationally, we have two large-scale indoor hydroponic facilities, including our Kuwait facility which has commenced operations, and our Singapore facility which is under construction. Our indoor production facilities are strategically located proximate to population and distribution centers, including markets isolated from farmland. In contrast to produce that requires costly and extended long-haul supply chains, our leafy greens are delivered within hours of harvesting, always fresh, and maintain a longer shelf life. Given our expanding facility footprint, we expect to be the first truly pan-US vertical farming company able to serve both regional and national accounts.
The Kalera brand appeals to a broad range of customers across the foodservice, grocery, resort, hospitality, cruise line, airline and restaurant industries. Some of our key customers include US Foods, Gordon Food Service, Harvill’s Produce, Marriott, Levy, FreshPoint (a Sysco company), Publix, Kroger, H-E-B, Walmart, Disney and Universal Studios.
Overall Trends and Outlook
Business Trends
Net revenues were approximately $339 thousand in the three months ended March 31, 2021 and $1,477 thousand in the three months ended March 31, 2022. We have generated losses since inception. Our net loss in the three months ended March 31, 2021 and 2022 was approximately $5,897 thousand and $16,318 thousand, respectively, as we invested in key talent acquisition and operating expenses during each of the three month periods ended March 31, 2021 and 2022 as we continue to expand our facility footprint. As of March 31, 2022, Kalera has four operation large-scale facilities in Orlando, Atlanta, Houston and Kuwait with aggregate production capacity of approximately 7 million lbs. per year. Going forward, we intend to continue to invest in the construction of new facilities, plant and seed science, operational improvements and technology for Controlled Environment (“CEA”) as we believe demand for our products will continue to accelerate across our distribution channels.
Strategy
We believe that we are well positioned to take advantage of macro- and micro-trends by building high-tech sustainable lettuce, microgreens and herb production capacity in the United States and internationally. We seek to expand in certain markets and communities that do not have accessibility to local and fresh produce. We believe that our revenue growth will allow us to capture an increased share of the broader U.S. lettuce and chicory and microgreens categories. This is supported by a number of key drivers, including the growing mainstream acceptance of our products, heightened consumer awareness of the role that food and nutrition play in long-term health and wellness, and increasing awareness of the reduced negative impact that vertical farming has on the environment as compared to traditional farming.
Kalera seeks to achieve its growth plan through five main avenues, namely:
•Roll-out in additional US cities:
•International growth;
•Expansion of business lines;
•Expansion of product lines; and
•M&A and partnerships
During 2020 and 2021, Kalera had opened seven new facilities in the U.S.:
•Atlanta, Georgia
•Houston, Texas
•Denver, Colorado
•Columbus, Ohio
•Honolulu, Hawaii

•Seattle, Washington
•St. Paul, Minnesota
During 2021, Kalera opened two new international facilities following the acquisition of Kalera GmbH (formerly &ever GmbH):
•Kuwait
•Singapore
Kalera aims to continue its growth plan in domestic markets, as well as in new, international markets. As of March 31, 2022, Kalera has four large-scale facilities in operation and announced six additional large-scale facilities. In connection with its expansion plans, the Company has a strong pipeline of new potential locations over the next 18 months. In addition, Kalera seeks to continue investing in its organization, to support the increased production footprint.
To address this sustained expansion plan, Kalera has developed rapid roll-out capabilities related to design, buildout and installation, centered around the following key aspects:
•Established supply chains for key technology and equipment;
•Replicable experience on design, installation, lease agreements and work relationships with architects and design companies;
•A proven ability to manage multiple construction projects at a time;
•Using general contractors and sub-contractors to provide supervision, manpower and materials to cover construction project workloads as needed;
•Modular designs based on components that can be reused in various configurations; and
•Standardization to shorten lead times and internal review by design teams to create streamlined franchise style builds.
We have a proven approach to rolling out new vertical farming facilities in retrofitted, leased warehouses with an expected construction time of under one year for facilities up to approximately 75,000 square feet. With established supply chains for key technology and equipment, modular designs based on components that can be reused in various configurations and pre-tested software, we can efficiently replicate facility design and processes. This gives us visibility with respect to expected capital expenditures and timing involved for a new facility roll-out. In addition, five facilities are currently under construction and incorporate multiple design improvements over our first large-scale facility in Orlando and are expected to deliver unit cost savings of around 5% comparatively.
In addition to the roll-out plan, Kalera has a keen focus on capital productivity and unit economics, aiming to deliver strong return on capital.
Our growth strategy includes the expansion of our product line. We intend to strengthen our product offerings by improving the formulations for our existing portfolio of products and by creating new products that expand our portfolio. We are continuously refining our products to improve their color, texture, flavor, firmness and nutritional value. In addition, we are continually testing new varieties and recipes to enhance all the benefits of our products in addition to bringing a differentiation factor to the sector by growing custom plants that are unique to each customer.
Demand
We mainly operate in the lettuce and chicory market. The global market volume for lettuce and chicory was around 27 million tons in 2017. This market has seen relatively stable growth with a CAGR of 1.2% from 2007 to 2017 according to IndexBox. This market is projected to continue its stable development, growing at over 1% per annum from 2019 to 2025, resulting in an estimated market volume of 29 million tons in 2025. The global lettuce and chicory market, excluding logistics costs, retail marketing costs and margins, amounted to over $30 billion in 2017, representing an increase of 16% against the preceding year.
Additionally, according to Research Nester, the United States microgreens market is projected to register a CAGR of 10.1% from 2020 to 2025. According to Research Nester, in terms of value, the U.S. microgreens market is projected to grow to $307 million by 2025. By sales channel, the restaurant market segment dominates the market owing to the fact that microgreens are likely to influence produce shopping requirements in the near future. Microgreens are increasingly being treated as a culinary trend across the country’s cuisines. The ongoing culinary trend for microgreen preference across United States cuisines together with the increasing supply to the hospitality market segment is likely to enhance the sale of microgreens in the future.
Pricing
Foodservice and retail pricing remains firm and in-line with expectations. We continue to price our products competitively compared to competing organic products and other CEA produce based on our retail surveys and buyer conversations.
Acquisitions
Vindara
On March 10, 2021, Kalera acquired a leading indoor seed developer, Vindara. Founded in 2018 in the North Carolina Research Triangle, Vindara is the first company to deliver seed varieties bred explicitly for use in fast growing, high-tech indoor farming operations and for other types of CEA operations.
This transaction provided Kalera with a vertically integrated structure by combining a scientific leader in indoor seed development with a leading vertical farming platform.
We expect this deal to be accretive to our unit economics starting in 2022 by:
•Significantly increasing the output from Kalera’s current and future facilities by reducing the grow cycle and providing Kalera benefits of higher yields;
•Lowering cost of goods sold by reducing seed costs and improving energy efficiency/automation;
•Significantly improving Kalera’s future unit economics;
•Further differentiating Kalera’s products and giving us improved ability to optimize color, texture, flavor, firmness and nutrient profile;
•Accelerating and expanding Vindara’s seed research and development programs focused on the indoor farming sectors to support overall CEA market share growth;
•Developing a strong product pipeline beyond leafy greens to include high yield basil, spinach, and strawberries;
•Accelerating the development cycle of proprietary products with and for customers while also generating value through the development of custom seed for the indoor farming industry at large; and
•Providing additional revenue generation opportunities to the CEA global market.
Vindara has already demonstrated substantial yield improvements in indoor-grown romaine, with more varieties and crops in the pipeline.
The acquisition will accelerate Kalera’s product development both within its existing market segment to other lettuce varieties and leafy greens including basil and spinach, and to entirely new categories such as strawberries.

Kalera GmbH (formerly &ever GmbH)
On October 1, 2021, Kalera acquired 100% of the shares of &ever GmbH (“&ever”) for a total of $33,610 thousand in cash and 27,856,081 Kalera shares.
•Founded in 2015, &ever focuses on the highly automated production of baby leaf products including spinach, arugula and cilantro using proprietary technology and operations, enabling output of various scale from in-store grow-towers to mega-farms.
•This transaction represents the first instance of consolidation between vertical farmers: it combined a leader in plant science and unit economics for full head leafy greens with a leader in baby leaf production and technology to create a global vertical farming leader.
•The transaction is complementary to Vindara’s acquisition, increasing Vindara’s market reach and positioning worldwide.
On October 13, 2021, Kalera completed the acquisition of the remaining 50% of &ever ME for a total of $1,899 thousand in cash and 2,724,499 shares of Kalera common stock.
Kalera operating expenses increased during the three months ended March 31, 2022, compared to the same period in 2021 due to a higher research and development expenses related to the acquired seed varieties for indoor farming and automated production technologies.
Update Regarding Impact and Expected Future Impact of COVID-19 on Our Company
The spread of the COVID-19 pandemic drove the decision to modify our business strategy to meet the demand for our products in the retail sector. The foodservice sector, our core target market, was closed or operating at less than normal capacity for example, less than 25% capacity in central Florida during 2020. During 2021, the foodservices industry gradually recovered with large venues such as convention centers and entertainment centers re-opening during the third quarter of year-ending December 31, 2021. This affected our ability to increase sales.
As we seek to continue to rapidly grow our net revenues, we face several challenges. The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of COVID-19 (including any resurgences), impact of the new COVID-19 variants and the rollout and uptake of COVID-19 vaccines, and the level of social and economic restrictions imposed in the United States and abroad in an effort to curb the spread of the virus, all of which are uncertain and difficult to predict considering the rapidly evolving landscape.
How We Generate Revenue
Kalera recognizes revenue through the sale of various varieties of lettuce and micro-greens which are sold to food retail and distribution customers. Kalera recognizes revenue for the sale of the product upon shipment or delivery to the customer based on terms of the sale. Revenue is measured as the amount of consideration Kalera expects to receive in exchange for delivering products. In the three months ended March 31, 2022, our largest customers in terms of their respective percentage of our sales included the following: H.E.B. Grocery (16%), Publix Lakeland (16%), Publix Orlando (10%), US Foods (9%) and Gordon Food Service (8%). We expect that most of our sales will be made through a core number of distributors and large retailers for the foreseeable future. We do not have short-term or long-term commitments or minimum purchase volumes in our contracts with them that ensure future sales of our products.
Costs of Conducting Our Business
Inventory costs include the costs of producing our products which include direct material costs such as seeds, nutrients, packaging, salaries and wages of the employees directly involved in farming production, farming facility costs including utility costs, insurance, maintenance, and other costs directly attributed to the vertical farming process and facilities.

Selling, general, and administrative expenses primarily consist of costs for corporate functions, including payroll, employee benefits for corporate employees, corporate office expenses, professional fees, marketing and selling costs, and other expenses not attributed to production of products.
How We Evaluate Our Operations
Net Loss
We measure performance based on our overall return to shareholders based on consolidated net income or net loss. We do not review a measure of operating result at a lower level than the consolidated company and we only have one reportable segment.
EBITDA and Adjusted EBITDA
We view EBITDA as an important indicator of performance. We define EBITDA as net income/(loss) plus net interest expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for any foreign exchange gains/(losses), share-based compensation expense and non-recurring items if identified. EBITDA and Adjusted EBITDA are supplemental measure utilized by our management and other users of our financial statements such as investors, research analysts and others, to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. It facilitates internal comparisons of our operating performance on a more consistent basis. We use these performance measure for business planning purposes and forecasting. We believe that EBITDA and Adjusted EBITDA enhances an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.
Note Regarding Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA are not financial measures presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial condition and results of operations. Net loss is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measures. You should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for analysis of our results as reported under GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
Risk Factors Affecting Operating Results
We are subject to a number of challenges that may adversely affect our businesses. These challenges are discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Factors Impacting Comparability of Our Financial Results
During the three months ended March 31, 2022, Atlanta and Houston large-scale facilities that increased our production capacity by a total of 5.9 million lbs. of lettuce per year were fully operated. This represents an increase in total production capacity of 737% compared to our Orlando facility, which was the only operated large scale facility during the three months ended March 31, 2021.
During 2021, we also completed three acquisitions in the plant science and seed sectors including Vindara a developer of seeds that are specifically designed for indoor farms, &ever GmbH, a developer of technology and vertical farms based out of Germany with operations in Kuwait and Singapore. Driven by the three acquisitions Kalera operation expenses increased during the three months ended March 31, 2022, compared to the three months ended March 31, 2021.

Summary of Operations – Q1 2022 Compared to Q1 2021
(In thousands, except percentages)
Net Sales

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Net sales	$1,477	$339
Net sales increased to $1,477 thousand in the three months ended March 31, 2022, from $339 thousand in the three months ended March 31, 2021. The net sales increase is reflective of the opening of new farming facilities in Atlanta and Houston which began operation in the second half of 2021 and an increase in sales from existing facilities, as net sales in the three months ended March 2021 were generated primarily from sales from our Orlando facility which began operations in March 2020, in addition to sales from our smaller HyCube facility.
Cost of Goods Sold (exclusive of depreciation and amortization)

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Cost of goods sold (exclusive of depreciation and amortization)	$5,008	$943
Cost of goods sold increased 431% to $5,008 thousand in the three months ended March 31, 2022, from $943 thousand in the three months ended March 31, 2021. Inventory costs include the costs of producing our products which include direct material costs such as seeds and nutrients, salaries and wages of the employees directly involved in farming production, farming facility costs including utility costs, insurance, maintenance, and other costs directly attributed to the vertical farming process and facilities. During the three months ended March 31, 2022, we experienced increased sales which resulted in additional costs of goods sold. During the three months ended March 31,2022 and 2021, our facilities operated at higher capacity than was required to meet demand in order to test and condition the systems in our recently opened production facilities. As a result, cost of goods sold was in excess of net sales and included costs of leafy greens produced but not sold totaling $3,355 thousand and $631 thousand for the three months ended March 31, 2022 and 2021 respectively.
We operated the Atlanta and Houston facilities at a higher capacity than was required to meet demand in order to test all our farming production systems in these two farms that incorporated new technologies and were Kalera’s second generation of farms compared to the Orlando farm. Driven by salaries and wages, utility costs, maintenance and raw materials in excess of demand, our cost of goods sold which include costs of products produced but not sold prior to spoilage, were higher than our net sales.
Selling, General & Administrative Expense

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Selling, general and administrative expenses	$10,400	$5,280
Selling, general and administrative expenses, which include primarily the corporate functions expenses and are expenses not directly associated with production, were $10,400 thousand for the three months ended March 31, 2022, compared to $5,280 thousand for the three months ended March 31, 2021. The increase in selling, general and administrative expenses was primarily due to increases in the number of corporate employees and related employee expenses required to manage the growing business and also expenses related to three acquisitions during 2021.

Depreciation & Amortization Expense

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Depreciation and amortization	$2,553	$168
Depreciation and amortization expenses, which included depreciation on property, plant and equipment, net and amortization of operating lease right-of-use assets, was $2,553 thousand for the three months ended March 31, 2022, compared to $168 thousand for the three months ended March 31, 2021. The increase in depreciation and amortization expense was due to the increase in property, plant, and equipment primarily put into service in order to operate the new farming facilities which opened in the second half of 2021 and increase in intangible asset amortization due to the three acquisitions completed during 2021.
Net Interest Expense

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Interest expense, net	$(229)	$155
Interest expense, net consists of expenses related to payments for outstanding lease liabilities and convertible debt during the three months ended March 31, 2022 and 2021, less income received as interest on our cash deposits. Net interest expense in the three months ended March 31, 2022 was at $229 thousand, compared to net interest income $155 thousand in the three months ended March 31, 2021. The change in net interest expense was due to the interest incurred on finance obligation related to our failed sale-leaseback transaction that included building and equipment for failed sale-leaseback transaction as well as $51 interest incurred on our convertible debt arrangement that we entered into during the first quarter of 2022.
Net Loss

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Net loss	$(16,318)	$(5,897)
As a result of the foregoing, net loss was at $16,318 thousand for the three months ended March 31, 2022, compared to a net loss of $5,897 thousand for the three months ended March 31, 2021.
Income Taxes
An income tax benefit of $755 thousand was recorded during the three months ended March 31, 2022, due to the recognition of deferred tax benefits for intangible asset amortization associated with our acquired businesses. No income tax benefit or expense was recorded for the three months ended March 31, 2021. A valuation allowance was recorded as of March 31, 2022 and 2021, on substantially all of our domestic and foreign deferred tax assets. Management does not anticipate that the benefits from these deferred tax assets will be realized in the near term.
Liquidity and Capital Resources
Our primary liquidity requirements are for operating expenses, working capital, and capital expenditures to support the growth in our business. Historically, we have funded our operations and growth through debt and equity raises. In the three months ended March 31, 2022, we received $18,080 thousand in net proceeds from our financing activities which includes issuance of convertible debt and sale of property, plant and equipment for failed sale-

leaseback. In the three months ended March 31, 2021, we received $29,158 thousand in net proceeds from our capital raises.
The large-scale high-tech CEA business is capital-intensive, and we expect to continue to expend significant resources related to our expansion plans. These expenditures are expected to include working capital, costs associated with planting and harvesting, such as the purchase of seeds and growing supplies, and the cost of attracting and retaining a skilled labor force.
The amount and timing of our future funding requirements, if any, will depend on many factors, including the timing and costs of completion of our large-scale high-tech CEA facilities. We may be unable to obtain any such additional financing on reasonable terms or at all.
We could potentially use our available financial resources sooner than we currently expect and may incur additional indebtedness to meet future financing needs. Adequate additional funding may not be available to use on acceptable terms or at all. In addition, although we anticipate being able to obtain additional financing through non-dilutive means, we may be unable to do so. Our failure to raise capital as and when needed could have significant negative consequences for our business, financial condition and results of consolidated operations. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”
Summary of Cash Flows
A summary of our cash flows from operating, investing and financing activities is presented in the following table:

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Net cash used in operating activities	$(14,192)	$(5,897)
Net cash used in investing activities	(14,636)	(29,647)
Net cash provided by financing activities	18,080	29,158
Cash and cash equivalents, beginning of year	16,146	113,353
Effect of exchange rate changes on cash	60	—
Cash and cash equivalents, end of period	$5,458	$110,927
Net Cash Used by Operating Activities. Net cash used by operating activities was at $14,192 thousand for the three months ended March 31, 2022, compared to $5,987 thousand for the three months ended March 31, 2021. The increase in cash used in operating activities was primarily due to expenses from new facilities that opened in the second half of 2021 and new facilities that will open during 2022 compared to operating expenses during the three months ended March 31, 2021 for our Orlando facility only.
Net Cash Used in Investing Activities. Net cash used in investing activities was at $14,636 thousand for the three months ended March 31, 2022, compared to $29,647 thousand for the three months ended March 31, 2021. Net cash used in investing activities for the three months ended March 31, 2022, was primarily driven by investments in the Denver, Seattle and St. Paul farming production facilities. Net cash in investing activities for the three months ended March 31, 2021, was primarily driven by investments in the Atlanta, Houston, Denver, and Seattle farming production facilities in addition to the acquisition of Vindara.
Net Cash Provided by Financing Activities. Net cash provided by financing activities was at $18,080 thousand for the three months ended March 31, 2022, compared to $29,158 thousand for the three months ended March 31, 2021. The change was primarily driven by issuance of convertible debt and sale of property, plant and equipment for failed sale-leaseback during the three months ended March 31, 2022 compared to private placements to finance the cash consideration of the Vindara acquisition during the three months ended March 31, 2021.

Secured Convertible Bridge Promissory Note
On March 4, 2022, Kalera entered into a secured convertible bridge promissory note (the “Secured Convertible Bridge Promissory Note”) for up to $20,000 thousand. The lenders initially included certain shareholders of Kalera, which have collectively committed to lend Kalera $10,000 thousand under the facility. All unpaid principal, fees, and accrued interest under the Secured Convertible Bridge Promissory Note is due and payable in full one year from the loan funding date of March 8, 2022. Interest is accrued at a payment in kind (“PIK”) annual rate of 8%. Each holder has the right to convert the outstanding unpaid principal including accrued interest into ordinary shares at the conversion price of $10.00 per share under the terms of the agreement. The Secured Convertible Bridge Promissory Note is secured by equity pledges of certain subsidiaries, including Kalera, Inc., Vindara, Inc. and Kalera GmbH, and by all of the assets of Vindara, Inc. and Kalera GmbH. The obligations under the Secured Convertible Bridge Promissory Note are also guaranteed by Vindara, Inc. and Kalera GmbH. The Secured Convertible Bridge Promissory Note contains customary events of default and related remedies.
Farm Credit Loan and Security Agreement
On April 14, 2022, Kalera, Inc. (a wholly owned subsidiary of Kalera AS), as borrower, entered into the Farm Credit Loan and Security Agreement with Farm Credit of Central Florida, ACA (“Farm Credit”), under which Farm Credit agreed to make (i) revolving loans in an aggregate principal amount up to $10,000 thousand and (ii) one or more term loans in an aggregate principal amount up to $20,000 thousand.
Farm Credit Eligibility/Farm Credit Equity.
The Farm Credit Loan and Security Agreement requires that the borrower maintain its status as an entity eligible to borrow from a federally chartered farm credit system lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time.
The Farm Credit Loan and Security Agreement also requires that the borrower acquire equity in the lender in such amounts and at such times as the lender may require in accordance with its bylaws and capital plan (as each may be amended or otherwise modified from time to time), except that the maximum amount of equity that the borrower may be required to purchase in the lender in connection with the loans made by the lender may not exceed the maximum amount permitted by the bylaws and capital plan of the lender on the closing date of the agreement.
Maturity.
The revolving facility under the Farm Credit Loan and Security Agreement matures on the second anniversary of the date of the agreement, unless commitments thereunder are terminated earlier in accordance with the terms of the agreement. The term loan facility may be drawn upon within the first 24 months of the Farm Credit Loan and Security Agreement and matures on the tenth anniversary of such agreement.
Interest.
Each revolving loan will bear interest at an annual rate equal to the prime rate plus 0.625% and each term loan will bear interest at an annual rate equal to the prime rate plus 0.75%.
Guarantees and Security.
The obligations under the Farm Credit Loan and Security Agreement are required to be guaranteed by all existing and future subsidiaries of the borrower other than Kalera Real Estate Holdings LLC.
The obligations under the Farm Credit Loan and Security Agreement are secured by a continuing security interest and lien in substantially all of assets and property of the loan parties, as more fully described in the Farm Credit Loan and Security Agreement, except for any Excluded Assets (as defined in the Farm Credit Loan and Security Agreement). Excluded Assets include, among others, as specified in the agreement, the loan parties’ real property, and any “intent-to-use” application for registration of a trademark.

The Farm Credit Loan and Security Agreement contains customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, and dividends and other distributions.
The Farm Credit Loan and Security Agreement requires compliance with certain financial covenants. These financial covenants include (a) a minimum Liquidity (as defined in the Farm Credit Loan and Security Agreement), (ii) a maximum Consolidated Funded Debt to Capital Ratio (as defined in the Farm Credit Loan and Security Agreement), and (iii) a maximum Consolidated Funded Debt to EBITDA Ratio (as defined in the Farm Credit Loan and Security Agreement). So long as any term loans are outstanding under the agreement, commencing with the fiscal quarter ending June 30, 2022, on a quarterly basis, the borrower would be required to maintain a minimum Liquidity equal to the projected scheduled aggregate principal and interest payments with respect to the term loan for the three-year period immediately following such fiscal quarter end. On a yearly basis, commencing with the fiscal year ending December 31, 2022, the borrower would be required, as of the end of each fiscal year, to maintain a maximum Consolidated Funded Debt to Capital Ratio of forty-five percent (45%). On a yearly basis, commencing with the fiscal year ending December 31, 2024, the borrower would be required, as of the end of each fiscal year, to maintain a maximum Consolidated Funded Debt to EBITDA Ratio of 3.25 to 1.00.
The Farm Credit Loan and Security Agreement also includes customary events of default, including failure to pay principal, interest or certain other amounts when due, violation of covenants, material inaccuracy of representations and warranties, certain bankruptcy and insolvency events, certain undischarged judgments, invalidity of guarantees or grant of security interest (except with respect to immaterial assets), breach of certain material contractual obligations, uninsured loss of any collateral, and change of control, in certain cases subject to certain thresholds and grace periods. If any event of default occurs and continues, Farm Credit may terminate its commitment to make loans, declare all of the obligations under the Farm Credit Loan and Security Agreement to be immediately due and payable, without presentment, demand, protest or other notice of any kind, and exercise all rights and remedies available to it under the Farm Credit Loan and Security Agreement or applicable law.
Related Party Transactions
Other than the convertible loan arrangement and the Secured Convertible Bridge Promissory Note mentioned above and the service contract entered into with the Chairman of the Board of Directors as described in the section titled “Equity Compensation”, beginning on page 251 of the Proxy Statement/Prospectus, the Company has not had any related party transactions for the periods covered by the historical financial information included in this report.
Future Capital Needs
Our ability to generate sufficient cash to fund our operations depends generally on our results of operations and the availability of future financing.
Commitments and Contractual Obligations
Our contractual obligations and commitments principally include obligations associated with our operating lease liabilities and financing obligations as set forth in the following table as of March 31, 2022:

(USD in thousands)
Fiscal Year
2022	4,184
2023	5,723
2024	5,836
2025	5,940
2026	6,036
2027 and beyond	98,072
Total undiscounted operating lease payments	$125,791

Off-balance Sheet Arrangements
As of March 31, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.
Emerging Growth Company Status and Smaller Reporting Company Status
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and have elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. We expect to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and non-public companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on Kalera’s system of internal control over financial reporting pursuant to Section 404(b) on the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, including supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (critical audit matters); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officers compensation to median employee compensation.
Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates did not exceed $250 million as of the prior June 30, or (2) our annual revenues did not exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not exceed $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Recent Accounting Pronouncements
New accounting pronouncements are issued periodically that can affect our current and future operations. See Note 2 of the Company’s Notes to Consolidated Financial Statements appended to this Current Report on Form 8-K.
Critical Accounting Policies and Estimates
Preparation of the Company’s financial statements involves judgments and estimates due to uncertainties affecting the application of accounting policies, and the likelihood that different amounts would be reported under different conditions or using different assumptions. The Company bases its estimates on historical experience and other assumptions, as discussed herein, that it believes are reasonable. If actual amounts are ultimately different from previous estimates, the revisions are included in the Company’s results of operations for the period in which the actual amounts become known. The Company’s significant accounting policies are discussed in Note 2 of the Company’s Notes to Consolidated Financial Statements appended to this current report on Form 8-K. Following is a summary and discussion of the more significant accounting policies and estimates which management believes to have a significant impact on the Company’s operating results, financial position, cash flows and footnote disclosure.

Leases
The Company identifies leases by evaluating our contracts to determine if the contract conveys the right to use an identified asset for a stated period of time in exchange for consideration. The Company considers whether it can control the underlying asset and has the right to obtain substantially all of the economic benefits or outputs from the asset. Leases with terms greater than 12 months are classified as either operating or finance leases at the commencement date. For these leases, the Company capitalized the present value of the minimum lease payments over the lease terms as a right-of-use asset with an offsetting lease liability. The discount rate used to calculate the present value of the minimum lease payments is based on an incremental borrowing rate that approximates the rate of interest the Company would have to pay to borrow on a collateralized basis over a similar term. The lease term includes any noncancelable period for which the Company has the right to use the asset. Currently, all capitalized leases are classified as operating leases and the Company records lease expense on a straight-line basis over the term of the lease.
Revenue recognition
As more fully discussed in Note 12 of the Company’s Notes to Consolidated Financial Statements appended to this current report on Form 8-K, the Company recognizes revenue through the sale of various varieties of lettuce and micro-greens, which are sold to food retail and distribution customers generally with standard shipping terms. The Company’s revenue results from the delivery of our products as the single performance obligation transferred at an agreed upon price per unit. The Company recognizes revenue for the sale of the product at the point in time when our performance obligation has been satisfied, which is when control of the product has transferred to the customer, which generally occurs upon shipment or delivery to the customer based on terms of the sale. Revenue is measured as the amount of consideration the Company expects to receive in exchange for delivering products. The amount of revenue recognized is reduced for estimated returns and other customer credits. No significant element of financing is deemed present as the sales are made with a credit term of thirty (30) days, which is consistent with market practice. A trade receivable is recognized when the goods are delivered as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due.
Business Combinations
The Company accounts for business combinations by recognizing from goodwill separately from the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree, and to measure these items generally at their acquisition date fair values. Goodwill is recorded as the residual amount by which the purchase price exceeds the fair value of the net assets acquired. If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, we are required to report provisional amounts in the financial statements for the items for which the accounting is incomplete. Adjustments to provisional amounts initially recorded that are identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined. During the measurement period, we are also required to recognize additional assets or liabilities if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets and liabilities as of that date. The measurement period ends the sooner of one year from the acquisition date or when we receive the information we were seeking about facts and circumstances that existed as of the acquisition date or learn that more information is not obtainable. Contingent consideration liabilities or receivables recorded in connection with business acquisitions must also be adjusted for changes in fair value until settled.
Valuation of long-lived assets
Long-lived assets, primarily property, plant and equipment, are reviewed for impairment as events or changes in business circumstances occur indicating that the carrying value of the asset may not be recoverable. The estimated cash flows produced by assets or asset groups, are compared to the asset carrying value to determine whether impairment exists. Such estimates involve considerable management judgment and are based upon assumptions about expected future operating performance. As a result, actual cash flows could differ from management’s estimates due to changes in business conditions, operating performance, and economic and competitive conditions.

Asset Retirement Obligations
The fair value of a liability for an asset retirement obligation is recorded in the period in which it is incurred if a reasonable estimate of fair value can be made. The Company’s asset retirement obligations are generally a result of operating lease agreements for locations which we have built-out farming production facilities. The lease agreements often include provisions requiring the Company to return the leased space to its original state prior to the build out of the Company’s farming production facility. These provisions result in costs to remove farming production equipment and repair the leased space prior to vacating the space. In periods subsequent to initial measurement, the Company recognizes period-to-period changes in the asset retirement obligation liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate. The increase in the carrying value of the associated long-lived asset is depreciated over the corresponding estimated economic life.
Income taxes
Deferred income taxes are recorded and recognized for future tax effects of temporary differences between financial and income tax reporting. The Company records valuation allowances in situations where the realization of deferred tax assets is not more-likely-than-not. The Company periodically reviews assumptions and estimates of the Company’s probable tax obligations and effects on its liability for any uncertain tax positions, using informed judgment which may include the use of third-party consultants, advisors and legal counsel, as well as historical experience.
Other matters
In the opinion of management, other than contracts for raw materials, including outstanding purchase orders for packaging, ingredients, supplies, and operational services, operating lease agreements which were all entered into in the ordinary course of business, the Company has one significant procurement agreement with Signify to buy LED lamps used in Kalera’s production facilities for a total amount of $10,000 thousand as of December 31, 2021. Excluding the Signify agreement, Kalera does not have any other significant contractual obligations or future commitments.
Financial Risk and Capital Management
Financial Risk
The Company’s activities expose it to a variety of financial risks, including market and liquidity risks. The Company seeks to minimize potential adverse effects of such risks to the Company’s financial performance.
Market Risk
Foreign Currency Risk - We are exposed to fluctuations in currency exchange rates because of our investments and operations in countries other than the U.S. For the three months ended March 31, 2022, movements in currency exchange rates and the related impact on the translation of the balance sheets resulted in $1,230 in currency translation and other categories of accumulated other comprehensive loss. For the three months ended March 31, 2021, movements in currency exchange rates and the related impact on the translation of the balance sheets resulted in $0 in currency translation and other categories of accumulated other comprehensive loss.
Interest Risk - The Company is currently not exposed to significant interest rate risk in relation to interest rates on borrowings. The Company has entered into several significant lease agreements in connection with production facilities that opened during 2021 and 2022, which bear an inherent interest rate risk. In the event of re-financing of the Company’s current lease agreements, the market interest rates could constitute a risk for the Company. In addition, the Company expects to continue to open several additional production facilities in future years, consistent with its growth strategy. As such, the Company’s future agreements will bear the risk of changes in the interest rate environment at the time of agreement. The Company is currently not exposed to any variable interest rate borrowings.
Liquidity Risk - Cash flow forecasting is performed by the Company. The Company monitors rolling forecasts of its liquidity requirements to ensure it has sufficient cash to meet operational and strategic growth plans. The

Company’s continuation as a going concern is dependent upon its ability to attain profitability and obtain additional financing. As of March 31, 2021, the Company had $110,927 thousand in cash-on-hand. As of March 31, 2022, the Company had $5,458 thousand in cash-on-hand. During the three months ended March 31,2022 the Company secured additional funds in the amount of $8,100 thousand from a sale and leaseback transaction during January 2022 and a commitment for up to $20,000 thousand in a bridge loan facility by existing Kalera shareholders during March 2022 out of which, $10,000 thousand was funded during March 2022. On April 19, 2022, the Company secured a $30,000 thousand, Senior Secured Credit Facility with Farm Credit of Central Florida. $20,000 thousand of the facility is available under a term loan to support capital expenditures, whereas the remaining $10,000 thousand is available under a revolving loan for working capital needs of the Company in the United States.
Credit Risk - Credit risk arises from cash and cash equivalents and deposits with banks and financial institutions. However, we believe this risk is remote, as deposits are with an established financial institution. Credit risk also arises from exposures to wholesale and retail customers, including outstanding receivables. These are currently not significant to the Company, and the majority are not overdue. During the three months ended March 31, 2021 and 2022, there were no significant receivables that were overdue. Trade receivables include the sale of leafy greens associated with our core operations.
Capital Management
The Company’s primary objectives in managing capital are to safeguard the Company’s ability to continue as a going concern by executing the Company’s growth strategy to provide returns for shareholders while maintaining an optimal capital structure and reducing the cost of capital. As such, the Company may continue to adjust its capital structure through additional share issuances, borrowings, leases, or other strategic financing mechanisms to meet operational and strategic needs, as appropriate. Total capital is calculated as total equity as shown in the consolidated balance sheet plus net debt.
Financial Condition and Results of Operation of Previous Periods
Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Agrico’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 198 of the Proxy Statement/Prospectus; “Kalera’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 224 of the Proxy Statement/Prospectus and “&ever’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 239 of the Proxy Statement/Prospectus, as well as to part I, item 2 titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Agrico’s Quarterly Report on Form 10-Q (File No. 001-40586) (the “Agrico’s Quarterly Report”), beginning on page 18, each of which is incorporated herein by reference.
Directors and Executive Officers
Pubco’s directors and executive officers after the consummation of the Business Combination are described in the section titled “Management of Pubco Following the Business Combination” beginning on page 241 of the Proxy Statement/Prospectus, and which information is incorporated herein by reference.
Following the consummation of the Business Combination, the board of directors of Pubco established three standing committees: an audit committee, a talent and compensation committee and a nominating and corporate governance committee. The members of Pubco's audit committee are Robert Arnall, Umur Hursever, Faisal AlMeshal and Maria Sastre. Robert Arnall serves as the chairman of the audit committee. The members of Pubco's talent and compensation committee are Maria Sastre, Umur Hursever and Brent de Jong. Maria Sastre serves as the chairperson of the talent and compensation committee. The members of Pubco's nomination and corporate governance committee are Andrea Weiss, Sonny Perdue, Curtis McWilliams and Brent de Jong. Andrea Weiss serves as chairperson of the nominating and corporate governance committee.
Executive and Director Compensation
The information in Item 5.02 to this Current Report on Form 8-K is incorporated herein by reference.

A description of the compensation of the named executive officers and directors of Kalera and the compensation of the named executive officers and directors of Agrico before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation” in the subsections titled “Agrico Executive Officer and Director Compensation” beginning on page 249 of the Proxy Statement/Prospectus and the subsection titled “Kalera Executive Officer and Director Compensation” beginning on page 249 of the Proxy Statement/Prospectus, and is incorporated herein by reference.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of Pubco Ordinary Shares as of June 28, 2022 by:
•each of Pubco’s current officers and directors;
•all of Pubco’s current officers and directors as a group;
•each person known by Pubco to be the beneficial owner of more than 5% of the outstanding Pubco Ordinary Shares;
The beneficial ownership percentages set forth in the table below are based on 21,377,828 Pubco Ordinary Shares issued and outstanding as of June 28, 2022. We have deemed Pubco Ordinary Shares subject to warrants and options that are currently exercisable or exercisable within 60 days of June 28, 2022 to be outstanding and to be beneficially owned by the person holding the warrant or option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
Directors and Named Executive Officers:
Daniel Malechuk(1)	271,500	1.3%
Curtis McWilliams	16,728	*
Fernando Cornejo	—	*
Austin Martin	—	*
Umur Hursever(2)	24,435	*
Maria Sastre	1,672	*
Sonny Perdue	—	*
Cristian Toma	485,613	2.3%
Andrea Weiss	—	*
Faisal AlMeshal	—	*
Brent de Jong(3)	7,968,750	37.3%
Jim Leighton	—
All Directors and Executive Officers as a group (seventeen (16) persons)(3)	8,597,225	40.2%
5% Holders:
DJCAAC, LLC (3)	7,968,750	37.3%
LGT Bank AG	1,962,772	9.2%
__________________
*    Represents beneficial ownership of less than 1%

(1)Mr. Malechuk is Kalera’s former President and Chief Executive Officer. The amount of shares beneficially owned includes 271,500 Pubco stock options issued in connection with the Business Combination in exchange for Kalera stock options.
(2)The amount of shares beneficially owned are shares assumed to be issued in the Business Combination to, and held by, LGT Bank AG as custodian.

(3)The amount of shares beneficially owned includes 6,171,875 shares underlying Pubco Warrants expected to be beneficially owned by such holder as of the Closing of the Business Combination.

Director Independence
Pubco’s Board undertook a review of its composition, the composition of its committees and the independence of the directors and considered whether any director has a material relationship with Pubco that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each director does not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules of the SEC and the listing standards of Nasdaq; provided that Jim Leighton and Cristian Toma are not independent under Nasdaq’s independence standards as they are also Pubco employees.
Certain Relationships and Related Person Transactions
Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” on page 259 of the Proxy Statement/Prospectus, which information is incorporated herein by reference.
Legal Proceedings
From time to time, we may become involved in litigation, disputes and other legal proceedings arising in the course of our business. As at the date of this Current Report on Form 8-K, we are not, nor have we been during the course of the preceding 12 months, involved in any legal, governmental or arbitration proceedings which may have or have had a material adverse effect on our business, financial condition, results of operations or cash flows.
Market Price of and Dividends on Common Equity and Related Stockholder Matters
The Pubco Ordinary Shares began trading on The Nasdaq Capital Market under the symbol “KAL” on June 29, 2022.
Pubco has not paid any cash dividends on its Ordinary Shares. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Board and will depend on, among other things, Pubco’s results of operations, cash requirements, financial condition, contractual restrictions and the other factors that the Board may deem relevant.
Recent Sales of Unregistered Securities
Not Applicable.
Description of Company’s Securities
The description of Pubco’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Pubco Securities” beginning on page 263 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.
Indemnification of Officers and Directors
The information in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Not Applicable.

Financial Statements and Exhibits
The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders
The information in Item 5.03 to this Current Report on Form 8-K is incorporated herein by reference.
Item 5.01.  Changes in Control of Registrant.
Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “The Business Combination Proposal” and “The Business Combination Agreement”, beginning on pages 144 and 168 of the Proxy Statement/Prospectus, respectively, which information is incorporated herein by reference. Further reference is made to the information in Item 2.01 to this Current Report on Form 8-K, which information is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in the Section entitled “Executive and Director Compensation” in Item 2.01 to this Current Report on Form 8-K is incorporated herein by reference.
Compensatory Arrangements for Directors
The below compensation package was approved for non-employee directors:
•Annual Cash Retainer: $25,000
•Annual Equity Retainer: Grant date value of $100,000
•Vehicle: Restricted stock units
•Vesting restriction: 1 year cliff vesting, subject to continued service
Incremental Pay for Committee Chairs (cash):
•Audit Chair: $18,000
•Talent and Compensation Chair: $14,000
•Governance and Nominating Chair: $10,000
Reference is made to the disclosure of the Chairman’s compensation package in the Proxy Statement/Prospectus in the section titled “Interests of Kalera Directors and Officers in the Business Combination”, beginning on page 38 of the Proxy Statement/Prospectus, which information is incorporated herein by reference.
2022 Equity Incentive Plan
In connection with the consummation of the Business Combination, the Company adopted the 2022 Equity Incentive Plan (the “2022 Plan”) under which the Company may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which the Company competes.
Employees, consultants and directors of the Company, and employees and consultants of its subsidiaries, are eligible to receive awards under the 2022 Plan. The 2022 Plan is administered by the Company’s board of directors, which may delegate its duties and responsibilities to one or more committees of the Company’s directors and/or officers (referred to collectively as the “plan administrator”), subject to the limitations imposed under the 2022 Plan, Section 16 of the Securities Exchange Act of 1934, as amended, stock exchange rules and other applicable laws. The plan administrator has the authority to take all actions and make all determinations under the 2022 Plan, to interpret the 2022 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2022 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2022 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2022 Plan.
An initial aggregate of 2,788,449 shares of the Company common stock are available for issuance under the 2022 Plan and the maximum number of shares of the Company’s common stock that may be issued pursuant to the exercise of incentive stock options granted under the 2022 Plan is 2,788,449. The aggregate share limit under the 2022 Plan will be subject to an annual increase on the first day of each calendar year beginning January 1, 2023 and ending on and including January 1, 2032 by a number of shares equal to the lesser of (i) a number equal to 2% of the aggregate number of shares of Company common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of Company common stock as is determined by the Company’s board of directors.
The foregoing description of the 2022 Plan contained in this Item 5.02 does not purport to be complete and is subject to and qualified in its entirety by reference to such 2022 Plan, a copy of which is included herewith as Exhibit 10.4.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the consummation of the Business Combination, the Company amended and restated its memorandum and articles of association (as amended, the “Constitution”). The material terms of the Constitution and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Proxy Statement/Prospectus in the section titled “Comparison on Shareholder rights between Luxembourg Company Law, Ireland law and Cayman Islands Law,” beginning on page 51 of the Proxy Statement/Prospectus, which description is incorporated herein by reference. The Constitution is set forth in Exhibits 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
In connection with the Business Combination, the Board approved and adopted a new Code of Conduct and Ethics applicable to all employees, officers and directors of Pubco. A copy of the Code of Conduct and Ethics can be found at: https://investors.kalera.com/corporate-governance/governance-overview. The above description of the Code of Conduct and Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Conduct and Ethics, a copy of which is attached as Exhibit 14.1 hereto and incorporated herein by reference. Pubco intends to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or its directors on its website identified above or in a current report on Form 8-K. Information contained on the website is not incorporated by reference herein and should not be considered to be part of this Current Report on Form 8-K. The inclusion of Pubco’s website address in this Current Report on Form 8-K is an inactive textual reference only.
Item 5.06. Change in Shell Company Status.
Agrico ceased to be a shell company upon the closing of the Business Combination and, additionally, will cease to exist upon completion of the liquidation process. The material terms of the Business Combination are described in the sections titled “The Business Combination Proposal” and “The Business Combination Agreement” beginning on pages 144 and 168, of the Proxy Statement/Prospectus, respectively, and are incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
Kalera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, Kalera’s website (https://www.kalera.com/), and its investor relations website (https://investors.kalera.com/). Kalera uses these channels, as well as social media, including its LinkedIn account (https://www.linkedin.com/company/kalera) to communicate with investors and the public news and developments about Kalera and other matters. Therefore, Kalera encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.
Item 9.01. Financial Statements and Exhibits.
(a)Financial statements of businesses acquired.
The financial statements of Agrico as of December 31, 2021 and 2020 and for the years then ended and the related notes thereto and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-29 and are incorporated herein by reference. The unaudited financial statements of Agrico for the three months ended March 31, 2022 and 2021 and for the three months then ended and the related notes thereto are set forth in part I titled “Financial Information” of Agrico’s Quarterly Report, beginning on page 1, and are incorporated herein by reference.
The financial statements of Kalera as of December 31, 2021 and 2020 and for the years then ended and the related notes thereto and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference. The unaudited financial statements of Kalera for the three months ended March 31, 2022 and 2021 and for the three months then ended and the related notes thereto are set forth in Exhibit 99.1 and are incorporated herein by reference.
The financial statements of Kalera GmbH (formerly &ever GmbH) as of the years ended December 31, 2020 and 2019 and for the years then ended and the related notes thereto and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-45 and are incorporated herein by reference. The unaudited financial statements of &ever as of the nine months ended September 30, 2021 and 2020 and for the nine months then ended and the related notes thereto are set forth in in the Proxy Statement/Prospectus beginning on page F-56 and are incorporated herein by reference.
(b)Pro forma financial information.
The unaudited pro forma condensed combined financial information of Pubco for the year ended December 31, 2021 is included in the Proxy Statement/Prospectus in the section titled “Selected Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 47 of the Proxy Statement/Prospectus, and is incorporated herein by reference. The unaudited pro forma condensed combined financial information of Pubco for the three months ended March 31, 2022 and 2021 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.
(c)Exhibits

Exhibit No.	Description
2.1*†
Business Combination Agreement, dated as of January 30, 2022, by and among Agrico, Kalera, Pubco, Cayman Merger Sub and Lux Merger Sub (Incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022)

2.2	First Merger Plan
2.3†	Second Merger Plan (Incorporated by reference to Exhibit 2.3 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022).
2.4†
First Amendment to the Business Combination Agreement, dated April 12, 2022, by and among Agrico, Kalera, Pubco, Cayman Merger Sub and Lux Merger Sub (Incorporated by reference to Exhibit 2.4 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022).

3.1	Amended and Restated Constitution of Pubco
4.1	Amended and Restated Warrant Agreement for Pubco Warrants
4.2	Assignment and Assumption Agreement.
4.3	Pubco Contingent Value Rights Agreement
4.4	Registration Rights Agreement
4.5	Maxim Registration Rights Agreement

10.1#†
Executive Employment Agreement between Kalera, Inc. and Fernando Cornejo, effective as of July 8, 2020 (Incorporated by reference to Exhibit 10.1 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022)

10.2#†
Executive Employment Agreement between Kalera, Inc. and Austin D. Martin, effective as of May 4, 2020 (Incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022)

10.3#†	Kalera AS Incentive Stock Option Plan (Incorporated by reference to Exhibit 10.3 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022)
10.4#	Incentive Plan 2022
10.5	Agrico Letter Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Agrico Acquisition Corp. on July 13, 2021 - File No. 001-40586).
10.6	Agrico Investment Management Trust Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Agrico Acquisition Corp. on July 13, 2021 - File No. 001-40586).
10.7	Agrico Registration Rights Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Agrico Acquisition Corp. on July 13, 2021 - File No. 001-40586).
10.8
Sponsor Support Agreement, dated as of January 30, 2022, by and among DJCAAC LLC, Agrico Acquisition Corp. and Kalera AS (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Agrico Acquisition Corp. on February 3, 2022 - File No. 001-40586).

10.9
Kalera Holders Support and Lock-Up Agreement, by and among Kalera AS and the holders party thereto (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Agrico Acquisition Corp. on February 3, 2022 - File No. 001-40586).

10.10
Kalera Holders Support Agreement, by and among Kalera AS and the holders party thereto (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Agrico Acquisition Corp. on February 3, 2022 - File No. 001-40586).

10.11*†
Loan and Security Agreement, dated April 14, 2022, by and among Kalera, Inc., the guarantors party thereto from time to time, and Farm Credit of Central Florida, ACA (Incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022)

10.12
Executive Employment Agreement between Kalera, Inc. and James Leighton, effective as of May 11, 2022 (Incorporated by reference to Exhibit 10.14 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022)

10.13
Additional Compensation of President and Chief Executive Officer, effective as of May 9, 2022 (Incorporated by reference to Exhibit 10.15 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022).

10.14#	Indemnification Agreement - Andrea Weiss
10.15#	Indemnification Agreement - Aric Nissen
10.16#	Indemnification Agreement - Austin Martin
10.17#	Indemnification Agreement - Brent de Jong
10.18#	Indemnification Agreement - Curtis McWilliams
10.19#	Indemnification Agreement - Dr. Jade Stinson
10.20#	Indemnification Agreement - Dr. Cristian Toma
10.21#	Indemnification Agreement - Dr. Henner Schwarz
10.22#	Indemnification Agreement - Dr. Faisal AIMeshal
10.23#	Indemnification Agreement - Fernando Cornejo
10.24#	Indemnification Agreement - Jim Leighton
10.25#	Indemnification Agreement - Keri Gasiorowski
10.26#	Indemnification Agreement - Maria Sastre
10.27#	Indemnification Agreement - Robert Arnall
10.28#	Indemnification Agreement - Sonny Perdue
10.29#	Indemnification Agreement - Umur Hursever
14.1	Pubco’s Code of Business Conduct and Ethics.

21.1	Subsidiaries of the Registrant.
99.1	Unaudited financial statements of Kalera as of and for the three months ended March 31, 2022.
99.2	Unaudited pro forma condensed combined financial information of Pubco for the three months ended March 31, 2022.
__________________
+ To be filed by amendment.
# Indicates management contract or compensatory plan or arrangement
* Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.
† Previously filed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALERA PUBLIC LIMITED COMPANY

By:		/s/ Curtis McWilliams
	Name:	Curtis McWilliams
	Title:	Director
Dated:  July 1, 2022